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                                   UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K/A

     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 19, 2007


                            INGEN TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)


             Georgia                  000-28704               88-0429044
             -------                 -----------              ----------
 (State or other jurisdiction of     (Commission           (I.R.S. Employer
 incorporation or organization)      File Number)        Identification Number)


35193 Avenue "A", Suite-C, Yucaipa, California                 92399
------------------------------------------------------------------------
    (Address of principal executive offices)                  (Zip Code)

                                 (800) 259-9622
                                 --------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 4.01  Changes in Registrant's Certifying Accountant

         Ingen Technology, Inc., a Georgia corporation, (the "Registrant") filed a Report on Form 8-K on February 21, 2007 to announce a change in Registrant's certifying accountant. The purpose of this amendment is to include the information required by Item 304 of Regulation S-B.

         In a letter dated February 19, 2007, the Registrant's Chief Executive Officer was notified by Spector & Wong, LLP, the auditors for the last three years, to take steps to find another qualified member of the PCOAB to review the Registrant's interim filings, commencing with November 30, 2006. (Exhibit 16.1) On February 20, 2007, the Registrant entered into an agreement with Child, Van Wagoner & Bradshaw, PLLC, ("CVWB"), a qualified member of the PCOAB, to review the Registrant's interim filings, commencing with November 30, 2006 and to audit the Registrant's financial statements for the year ending May 31, 2007. (Exhibit 16.2) The Registrant's Board of Directors approved the change in auditors during a board meeting on February 24, 2007.

         A letter from Spector & Wong, LLP, dated February 26, 2007, addressing the revised disclosures in this filing, is included herewith as Exhibit 16.3. Spector & Wong, LLP's report on the Registrant's financial statements for the fiscal years ended May 31, 2006 and 2005 respectively, and the Registrant's interim financial statements for the quarter ended August 31, 2006 included a disclosure of uncertainty regarding the Registrant's ability to continue as a going concern and did not include any adverse opinion or qualification as to audit scope or accounting principles. The content of the going concern qualification reads as follows:

         The Company's consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and liabilities and commitments in the normal course of business. In the near term, the Company expects operating costs to continue to exceed funds generated from operations. As a result, the Company expects to continue to incur operating losses and may not have sufficient funds to grow its business in the future. The Company can give no assurance that it will achieve profitability or be capable of sustaining profitable operations. As a result, operations in the near future are expected to continue to use working capital.

         To successfully grow the individual segments of the business, the Company must decrease its cash burn rate, improve its cash position and the revenue base of each segment, and succeed in its ability to raise additional capital through a combination of primarily public or private equity offering or strategic alliances. The Company also depends on certain contractors, and its sole employee, the CEO, and the loss of any of those contractors or the employee, may harm the Company's business.

         There were no disagreements with the former accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which would have caused the former accountants to make reference to the subject matter of the disagreement in connection with its report. The departing accountants advised the Registrant's board of directors and audit committee that they may want to devote additional attention to the Registrants accounting functions, controls, and procedures. In assisting with the transfer of responsibilities to CVWB, Spector & Wong, LLP advised CVWB that Spector & Wong, LLP was overloaded and could not meet the Registrant's deadlines for review of the Registrant's interim financial statements.

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Item 9.01 Financial Statements and Exhibits

Exhibit 16.1  Letter dated February 19, 2007 from Spector and Wong, LLP
Exhibit 16.2 Engagement Letter dated February 20, 2007 from Child, Van Wagoner & Bradshaw, PLLC
Exhibit 16.3  Letter dated February 26, 2007 from Spector & Wong, LLP


                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 27, 2007            Ingen Technologies, Inc.


                                    By: /s/ Scott R. Sand
                                        -------------------------------------
                                        Scott R. Sand,
                                        Chief Executive Officer and Chairman